EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of reports, (and to all references to our Firm) included in or made a part of this registration statement.


ARTHUR ANDERSEN LLP


Miami, Florida,
  April 11, 1997